INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of
Midwest Air Group, Inc.
Milwaukee, Wisconsin

We have audited the accompanying consolidated balance sheets of Midwest Air Group, Inc. and subsidiaries (the “Company”) as of December 31, 2008 (Successor) and 2007 (Predecessor), and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the eleven-month period ended December 31, 2008 (Successor), the one-month period ended January 31, 2008 (Predecessor), and the years ended December 31, 2007 and 2006 (Predecessor). These consolidated financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and the results of its operations, and its cash flows for the eleven-month period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor consolidated financial statements present fairly, in all material respects, the financial position of the Predecessor as of December 31, 2007, and the results of its operations, and its cash flows for the one-month period ended January 31, 2008, and the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 14 to the consolidated financial statements, on December 31, 2006, the Company adopted Financial Accounting Standards Board Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).

/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
August 27, 2009